EXHIBIT 4.1

FIRST AMENDMENT

THIS FIRST AMENDMENT (this “Amendment”) dated as of December 3, 2007 to the Credit Agreement referenced below is by and among SCHOOL SPECIALTY, INC., a Wisconsin corporation (the “Borrower”), the Guarantors identified on the signature pages hereto, the Lenders identified on the signature pages hereto and BANK OF AMERICA, N.A., in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”).

WITNESSETH

WHEREAS, revolving credit and term loan facilities have been extended to the Borrower pursuant to the Amended and Restated Credit Agreement (as amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”) dated as of February 1, 2006 among the Borrower, the Guarantors identified therein, the Lenders identified therein and the Administrative Agent;

WHEREAS, the Borrower has requested certain modifications to the Credit Agreement; and

WHEREAS, the Required Lenders have agreed to the requested modifications on the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2. Amendment. In Section 8.06 of the Credit Agreement the “and” at the end of clause (b) is deleted, the “.” at the end of clause (c) is replaced with “; and” and a new clause (d) is added to read as follows:

(d) in addition to the Restricted Payments permitted by Section 8.06(c) the Borrower may make any other Restricted Payments in an aggregate amount of up to $200 million, provided that:

(i) with respect to all Restricted Payments made pursuant to this clause (d) on and prior to April 26, 2008, (A) the aggregate amount of all such Restricted Payments shall not exceed $75 million, (B) no Default shall exist at the time of making any such Restricted Payment, and (C) prior to making any such Restricted Payment, the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to such Restricted Payment, the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11 as of the most recent fiscal quarter end for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b); and

(ii) with respect to all Restricted Payments made pursuant to this clause (d) after April 26, 2008, (A) no Default shall exist at the time of making any such Restricted Payment, (B) prior to making any such Restricted Payment, the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to such Restricted Payment, (1) each of the Consolidated Total Leverage Ratio and the Consolidated Senior Leverage Ratio would be at least 0.50x turns lower than the maximum Consolidated Total Leverage Ratio or Consolidated Senior Leverage Ratio, as applicable, as of the most recent fiscal quarter end for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b), and (2) the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11 as of the most recent fiscal quarter end for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b); and (C) the Borrower shall have at least $100 million of aggregate availability under the Revolving Commitments and under Permitted Securitization Transactions.

3. Conditions Precedent. This Amendment shall be effective as of the date hereof upon receipt by the Administrative Agent of counterparts of this Amendment executed by the Borrower, the Guarantors, the Required Lenders and the Administrative Agent.

4. Amendment is a “Loan Document”. This Amendment is a Loan Document.

5. Reaffirmation of Representations and Warranties. Each Loan Party represents and warrants that (a) the representations and warranties set forth in the Loan Documents are true and correct in all material respects as of the date hereof (except those that expressly relate to an earlier period) and (b) no Default exists.

6. Reaffirmation of Obligations. Each Loan Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Loan Party’s obligations under the Loan Documents.

7. Reaffirmation of Security Interests. Each Loan Party (a) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (b) agrees that this Amendment shall in no manner impair or otherwise adversely effect any of the Liens granted in or pursuant to the Loan Documents.

8. No Other Changes. Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

9. Counterparts; Facsimile Delivery. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be effective as an original.

10. Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of North Carolina.

[SIGNATURE PAGES FOLLOW]

2

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this First Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	SCHOOL SPECIALTY, INC. a Wisconsin corporation

	By:	/s/ Kevin L. Baehler
	Name:	Kevin L. Baehler
	Title:	VP Corporate Controller

GUARANTORS:	CHILDCRAFT EDUCATION CORP., a New York corporation
CLASSROOMDIRECT.COM, LLC, a Delaware limited liability company
BIRD-IN-HAND WOODWORKS, INC., a New Jersey corporation
SPORTIME, LLC, a Delaware limited liability company
GLOBAL VIDEO, LLC, a Wisconsin limited liability company
PREMIER AGENDAS, INC., a Washington corporation
FREY SCIENTIFIC, INC., a Delaware corporation
AMALGAMATED WIDGETS, INC., a Wisconsin corporation
SAX ARTS & CRAFTS, INC., a Delaware corporation
CALIFONE INTERNATIONAL, INC., a Delaware corporation
DELTA EDUCATION, LLC, a Delaware limited liability company

	By:	/s/ Kevin L. Baehler
	Name:	Kevin L. Baehler
	Title:	VP Corporate Controller

[SIGNATURE PAGES FOLLOW]

ADMINISTRATIVE AGENT

AND COLLATERAL AGENT:

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent

	By:	/s/ J. Casey Cosgrove
	Name:	J. Casey Cosgrove
	Title:	Vice President

LENDERS:	BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

	By:	/s/ J. Casey Cosgrove
	Name:	J. Casey Cosgrove
	Title:	Vice President

SUNTRUST BANK

	By:	/s/ William C. Humphries
	Name:	William C. Humphries
	Title:	Managing Director

HARRIS N.A.

	By:	/s/ Kathleen J. Collins
	Name:	Kathleen J. Collins
	Title:	Director

M&I MARSHALL & ILSLEY BANK

	By:	/s/ Leo Freeman
	Name:	Leo Freeman
	Title:	Vice President

JPMORGAN CHASE BANK, N.A.

	By:	/s/ Sabir A. Hashmy
	Name:	Sabir A. Hashmy
	Title:	Vice President

CHARTER ONE BANK, N.A.

	By:	/s/ Mary Ann Klemm
	Name:	Mary Ann Klemm
	Title:	Vice President

[SIGNATURE PAGES CONTINUE]

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Caroline V. Krider
Name:	Caroline V. Krider
Title:	Vice President & Senior Lender

ALLIED IRISH BANKS, P.L.C.

By:
Name:
Title:

ASSOCIATED BANK, NATIONAL ASSOCIATION

By:	/s/ James W. Engel
Name:	James W. Engel
Title:	Senior Vice President

NATIONAL CITY BANK

By:	/s/ Paul W. Jelacic
Name:	Paul W. Jelacic
Title:	Vice President

FIFTH THIRD BANK

By:	/s/ Neil G. Masch
Name:	Neil G. Masch
Title:	Vice President

THE BANK OF NEW YORK

By:
Name:
Title:

MB FINANCIAL BANK, N.A. (f/n/a OAK BROOK BANK)

By:	/s/ Henry Wessel
Name:	Henry Wessel
Title:	Vice President